SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 07/31/2004
FILE NUMBER 811-5686
SERIES NO.: 5

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Class A Shares                 $24,850
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B Shares                 $12,157
              Class C Shares                 $ 2,105
              Class R Shares                 $    52
              Investor Class                 $ 8,382

73A.     1.   Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
              Class A Shares                 $000.3965
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B Shares                 $000.3485
              Class C Shares                 $000.3485
              Class R Shares                 $000.3789
              Investor Class                 $000.3360

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                 $58,833
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                 $29,976
              Class C Shares                 $ 5,660
              Class R Shares                 $   204
              Investor Class                 $25,055

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                $   6.54
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                 $  6.55
              Class C Shares                 $  6.53
              Class R Shares                 $  6.53
              Investor Class                 $  6.55